Exhibit 10.6

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (this “Agreement”) is entered into by and among the following parties on                    :

(1)	(“Pledgee”), a wholly foreign owned enterprise registered in the People’s Republic of China (“PRC”) with its domicile at ;

(2)	Chen QIAN (ID Card No.: ), a PRC citizen with a domicile at ;

(3)	Fei XU (ID Card No.: ), a PRC citizen with a domicile at (together with Chen Qian, the “Pledgors”); and

(4)	(“Domestic Company”), a limited liability company registered in , the PRC with its domicile at .

The Pledgee, the Pledgors and the Domestic Company are hereinafter collectively referred to as the “Parties” and individually, as a “Party”.

Whereas:

(A)

The Pledgors are all the registered shareholders of the Domestic Company, and in aggregate hold 100% of the equity interests in the Domestic Company. The basic information of the Domestic Company as of the date of execution of this Agreement is set forth in Appendix I.

(B)

Pursuant to the Purchase Option Agreement entered into by and among the Pledgee, the Pledgors and the Domestic Company on                (“Purchase Option Agreement”), the Pledgors agreed, subject to the PRC Law, to transfer the equity interests of the Domestic Company to the Pledgee and/or any individual or entity as designated by the Pledgee at the request of the Pledgee.

(C)

Pursuant to the Power of Attorney entered into by and among the Pledgee, the Pledgors and the Domestic Company on                (“Power of Attorney”), the Pledgors irrevocably appointed the Pledgee as proxy and authorized the Pledgee with full power to exercise on their behalf all of their shareholders’ voting rights in respect of the Domestic Company.

(D)

Pursuant to the Exclusive Business Cooperation Agreement entered into by and between the Pledgee and the Domestic Company on                (“Exclusive Business Cooperation Agreement”), the Pledgee and the other party agreed on specific arrangements regarding the business cooperation.

(E)

The Pledgors agree to pledge all of their equity interests in the Domestic Company to the Pledgee and grant the Pledgee the right to repayment in first priority as a guarantee for the Pledgors and the Domestic Company to perform their Contractual Obligations (as defined below) and discharge and repay the Secured Debts (as defined below).

Therefore, the Parties enter into this Agreement as follows upon friendly negotiation:

1	Definitions

1.1	Unless the context otherwise requires, the following terms in this Agreement shall have the following meanings:

“Breaching Event” shall mean any breach by any of the Pledgors or the Domestic Company of any of his/her/its Contractual Obligations (as defined below).

“Contractual Obligations” shall mean (A) all contractual obligations of the Pledgors under the Purchase Option Agreement, the Power of Attorney and this Agreement; and (B) all contractual obligations of the Domestic Company under the Business Cooperation Agreement, the Power of Attorney, the Exclusive Business Cooperation Agreement and this Agreement.

“Pledged Equity” shall mean all of the equity interests in the Domestic Company which are owned by the Pledgors during the term of this Agreement and are pledged to the Pledgee pursuant to the provisions hereof as the security for the Pledgors and the Domestic Company to perform their Contractual Obligations.

“PRC Law” shall mean effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other regulatory documents of the PRC.

“Secured Debts” shall mean all direct, indirect and consequential losses and losses of foreseeable profits suffered by the Pledgee due to any Breaching Event of any of the Pledgors or the Domestic Company, and all fees incurred by the Pledgee for the enforcement of the Contractual Obligations of the Pledgors or the Domestic Company.

“Transaction Agreements” shall mean the Purchase Option Agreement, the Power of Attorney and the Business Cooperation Agreement.

1.2	The references to any PRC Law herein shall be deemed:

(1)	to include the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2)	to include other decisions, notices or provisions that are made in accordance with or take effect as a result of the laws.

1.3	Unless otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to the relevant article, clause, item or paragraph of this Agreement.

1.4	“Working Day” referred to in this Agreement means any day, except for a Saturday, Sunday or PRC statutory holiday.

2	Equity Pledge

2.1

The Pledgors hereby pledge all of their rights, ownership and interests upon the Pledged Equity (whatever currently owned or acquired in the future) to the Pledgee as security for the timely and full repayment or fulfillment by the Pledgors and the Domestic Company of the Contractual Obligations (“Equity Pledge”).

2.2

The Pledgors have been or will be registered at the local branch of the State Administration for Market Regulation (“SAMR”) as the shareholders of the Domestic Company holding their respective proportions of equity interests in the Domestic Company as set forth in Recital (A) above, and such equity interests are free and clear of any security interests except for the Equity Pledge as provided in this Agreement.

2.3

The Pledgors hereby undertake that they will be responsible for recording the Equity Pledge under this Agreement on the register of shareholders of the Domestic Company on the date hereof. The Pledgors undertake to complete the registration of the Equity Pledge with the SAMR within ten (10) Working Days from the date hereof (or a longer term agreed by the Pledgee), and the Domestic Company and the Pledgee shall fully cooperate with the Pledgors to complete such registration.

2.4

During the term of this Agreement, the Pledgee shall not be liable in any way for impairment in value of the Pledged Equity, nor shall the Pledgors have any right to make any claims against the Pledgee for such impairment in value, except where such impairment in value is directly caused by the Pledgee’s willful misconduct or gross negligence.

2.5	Upon the occurrence of any Breaching Event, the Pledgee shall have the right to dispose of the Pledged Equity in the manner set forth in Article 4 hereof.

2.6

Without the prior written consent of the Pledgee, the Pledgors shall not increase the registered capital of the Domestic Company by contributing additional capital, or allowing any third party to contribute additional capital, to the Domestic Company.

2.7	Without the prior written consent of the Pledgee, the Pledgors shall not adopt any shareholders’ resolution or otherwise permit the Domestic Company to declare or distribute any dividends or profits.

2.8	Without the prior written consent of the Pledgee, the Pledgors shall not enter into any transactions with the Domestic Company.

2.9

Within 5 Working Days from the date hereof (or a longer term agreed by the Pledgee), the Pledgors shall provide the original of the capital contribution certificates (if any) held by it in respect of the Pledged Equity and the original of the register of shareholders of the Domestic Company recording the Equity Pledge to the Pledgee to keep within the term of the Equity Pledge. In case of any change in the percentage of the equity interests held by the Pledgors in the Domestic Company, the Pledgors shall, within 5 Working Days from the date on which such change in the percentage of the equity interests is registered with the SAMR, provide the original of the updated capital contribution certificates (if any) held by it in respect of the Pledged Equity and the original of the updated register of shareholders of the Domestic Company recording the Equity Pledge to the Pledgee to keep within the term of the Equity Pledge. During the term of this Agreement, the Pledgee shall be responsible for keeping the originals of such documents.

2.10	During the term of this Agreement, the Pledgee shall have the right to receive the dividends distributed and any other allocation paid in respect of the Pledged Equity.

3	Release of Pledge

Upon full and complete performance by relevant Pledgor and the Domestic Company of all of their Contractual Obligations (including the full discharge and satisfaction of the Secured Debts), the Pledgee shall, at the request of the Pledgor, release the pledge, and shall cooperate with relevant Pledgor to complete relevant formalities to deregister the the Equity Pledge recorded in the register of shareholders of the Domestic Company and registered with the SAMR, and all expenses reasonably incurred in connection with such release shall be borne by the Domestic Company. The Parties shall cause the Domestic Company to bear such expenses.

4	Disposal of the Pledged Equity

4.1

The Pledgors and the Pledgee hereby agree that, upon the occurrence of any Breaching Event, the Pledgee shall have the right to exercise, after giving a written notice to the Pledgors, all of the rights and powers of the Pledgors under the PRC Law, the Transaction Agreements and the terms hereof, including but not limited to having priority in receiving the proceeds from the disposal of the Pledged Equity. If the Pledgee decides to dispose of the Pledged Equity in accordance with this Agreement, the Pledgors and the Domestic Company shall provide all necessary assistance to secure the Pledgee to enforce the Equity Pledge in accordance with this Agreement.

4.2

The Pledgee shall have the right to designate in writing its legal counsel or other agents to exercise on its behalf any and all rights and powers set forth below, and the Pledgors shall not raise any objection thereto.

4.3

The reasonable costs incurred by the Pledgee in connection with its exercise of any and all rights and powers set out above shall be borne by the Pledgors, and the Pledgee shall have the right to deduct the costs actually incurred from the proceeds that it obtains from the exercise of its rights and powers.

4.4	The proceeds that the Pledgee obtains from the exercise of its rights and powers shall be used in the following order of priority:

(1)

first, to pay any cost incurred in connection with the disposal of the Pledged Equity and the exercise by the Pledgee of its rights and powers (including any remuneration paid to its legal counsels and agents);

(2)	second, to pay any taxes and fees payable in connection with the disposal of the Pledged Equity (for the avoidance of doubt, such taxes shall not include any income tax); and

(3)	third, to repay the Secured Debts to the Pledgee.

Any proceeds remaining after the payment of the above amounts shall be paid by the Pledgors to the Pledgee or its designated person in a way as instructed by the Pledgee. The Pledgee has no obligation to assume any liabilities to the Pledgors in connection with the proceeds from the disposal of the Pledged Equity, and the Pledgors hereby waive any right they may have to claim such proceeds from the Pledgee.

5	Continuity and No Waiver

The Equity Pledge hereunder shall be a continuous security and remain valid until the full performance of the Contractual Obligations or the full discharge and satisfaction of the Secured Debts. Neither exemption or grace period granted by the Pledgee to the Pledgors in respect of any breach, nor delay by the Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement, shall affect the rights of the Pledgee under this Agreement, relevant PRC Law and the Transaction Agreements, the rights of the Pledgee to demand at any time thereafter the strict performance by the Pledgors of the Transaction Agreements and this Agreement, or the rights the Pledgee may be entitled to due to any subsequent breach by the Pledgors of the Transaction Agreements and/or this Agreement.

6	Representations and Warranties

6.1	During the term from the date of this Agreement to the date of the termination or expiration of this Agreement, the Pledgors represent and warrant to the Pledgee as follows:

(a)	Each of the Pledgors is a PRC citizen with power and capacity to execute and perform his/her obligations under this Agreement.

(b)

The execution and performance of this Agreement by the Pledgors does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting the Pledgors, nor does it violate any agreements between Pledgors and any third party or any covenants made to any third party.

(c)	This Agreement constitutes the lawful, valid and enforceable obligations of the Pledgors.

(d)	All reports, documents and information provided by the Pledgors to the Pledgee are true, correct and accurate in all material respects.

(e)

The Pledgors are the only legal owners of the Pledged Equity, with no existing dispute concerning the ownership of the Pledged Equity. Except for the restrictions imposed by the Transaction Agreements and this Agreement, the Pledgors have the right to dispose of the Pledged Equity or any part thereof.

(f)

Except for the security interests created over the Pledged Equity hereunder and otherwise agreed by the Parties and the rights set forth under the Transaction Agreements, there is no other security interest or third party right over the Pledged Equity.

(g)	The Pledged Equity can be pledged or transferred according to the PRC Law, and the Pledgors have the full right and power to pledge the Pledged Equity to the Pledgee in accordance with this Agreement.

(h)

Any consent, permission, waiver or authorization by any third party, or any approval, permission or exemption by any governmental authority, or any registration or filing formalities with any governmental authority as required to be completed or obtained in respect of the execution and performance hereof and the creation of the Equity Pledge hereunder have been or will be handled or obtained, and will be fully effective during the term of this Agreement.

(i)	The pledge hereunder constitutes a first ranking pledge on the Pledged Equity.

(j)

There is no pending or, to the knowledge of the Pledgors, threatened litigation, legal proceedings or claims brought by any court or arbitral tribunal or any governmental authority or administrative authority against each Pledgor or his/her property or the Pledged Equity, which may have a material adverse effect on the economic status of each Pledgor or his/her capability to perform the obligations under this Agreement and the Transaction Agreements or to discharge and satisfy the Secured Debts. There is no pending or, to the knowledge of the Pledgors, threatened litigation, legal proceedings or claims brought against each Pledgor or his/her property or the Pledged Equity.

6.2	During the term from the date of this Agreement to the date of the termination or expiration of this Agreement, the Pledgee represents and warrants to the Pledgors as follows:

(a)	The Pledgee is a limited liability company duly established and existing under the PRC Law.

(b)

The Pledgee has the power to execute and perform its obligations under this Agreement. The execution and performance of this Agreement by the Pledgee is in compliance with the articles of association or other organizational documents of the Pledgee, and the Pledgee has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)	This Agreement shall constitute lawful, valid and enforceable obligations of the Pledgee.

6.3	During the term from the date of this Agreement to the date of the termination or expiration of this Agreement, the Domestic Company represents and warrants to the Pledgee as follows:

(a)	It is a limited liability company duly established and existing under the PRC Law.

(b)

It has the power to execute and perform its obligations under this Agreement. The execution and performance of this Agreement by it is in compliance with its articles of association or other organizational documents, and it has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)

Its execution and performance of this Agreement does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting it, or any agreements between the Domestic Company and any third party or any covenants made to any third party.

(d)

Any consent, permission, waiver or authorization by any third party, or any approval, permission or exemption by any governmental authority, or any registration or filing formalities with any governmental authority as required to be completed or obtained in respect of the execution and performance hereof and the creation of the Equity Pledge hereunder have been or will be handled or obtained, and will be fully effective during the term of this Agreement.

(e)	This Agreement constitutes its lawful, valid and enforceable obligations.

7	Undertakings by the Pledgors and Domestic Company

7.1	The Pledgors hereby undertake to the Pledgee as follows:

(a)

Without the prior written consent of the Pledgee, the Pledgors shall not create or permit to create any other pledge or any other security interests on the Pledged Equity. Without such prior written consent, any pledge or other security interests on all or part of the Pledged Equity shall be null and void.

(b)

Without the prior written consent of the Pledgee, the Pledgors shall not transfer the Pledged Equity, and any attempt by the Pledgors to transfer the Pledged Equity shall be null and void. The proceeds from the transfer of the Pledged Equity by the Pledgors shall be used to prepay the Secured Debts to the Pledgee or submit the same to the third party agreed by the Pledgee.

(c)

The Pledgors shall promptly notify the Pledgee of any litigation, arbitration, claim or other actions which may adversely affect the interest of the Pledgors or the Pledgee under the Transaction Agreements and hereunder or in respect of the Pledged Equity, and shall timely notify the Pledgee of the progress of such litigation, arbitration, claim or actions, and shall take all reasonable measures to defend such actions and protect the interest of the Pledgee in the Pledged Equity.

(d)

The Pledgors shall not take or permit any act or action which may adversely affect the interest of the Pledgors and the Pledgee under the Transaction Agreements and hereunder or in respect of the Pledged Equity.

7.2

The Domestic Company shall, within the first month of each calendar quarter, provide the Pledgee with the financial statements of the Domestic Company, including (but not limited to) the balance sheet, the profit statement and the cash flow statement of the Domestic Company for the previous calendar quarter.

8	Change of Circumstances

As a supplement to comply with the Transaction Agreements and other provisions of this Agreement, in the event of any promulgation or amendment of any PRC Law, regulations or rules, or any change of relevant registration procedures which causes the Pledgee to believe that it will be illegal or in conflict with such laws, regulations or rules to further maintain the effectiveness of this Agreement and/or dispose of the Pledged Equity in the manner provided herein, the Pledgors shall, at the written instruction of the Pledgee and upon reasonable request of the Pledgee, promptly take all actions and/or execute any agreement or other document, in order to:

(1)	keep this Agreement legal and effective;

(2)	facilitate the disposal of the Pledged Equity in the manner provided herein; and/or

(3)	maintain or realize the intention or the security established hereunder.

9	Effectiveness and Term of Agreement

9.1

This Agreement shall become effective upon                .The pledge under this Agreement shall become effective when the Equity Pledge has been legally recorded in the register of shareholders of the Domestic Company and registered with the SAMR to the extent permitted by the SAMR and practicable. The Pledgors shall carry out all approval, registration and filing formalities as required by the PRC Law (including but not limited to the registration of the Equity Pledge with the SAMR in a timely manner to the extent permitted by the SAMR and practicable).

9.2	This Agreement shall continue to be valid until the full performance of the Contractual Obligations or the full discharge and satisfaction of the Secured Debts.

9.3	The Parties agree and acknowledge that in no event shall the Pledgors and the Domestic Company terminate this Agreement by any reason.

9.4

The Parties agree and acknowledge that the Pledgee shall have the right to unilaterally terminate this Agreement at any time by sending a 30 days’ prior written notice to the Pledgors and the Domestic Company.

10	Notice

All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any Party hereto by hand or, sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the following addresses (or at such other address for such Party as shall be specified by notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) days after delivery to or pickup by the overnight courier service:

If to Pledgee:

Address:

Telephone:

Attention:

with a copy to:

Address:

Attention:

Telephone:

If to Pledgors:

Chen QIAN

Address:

Telephone:

Fei XU

Address:

Telephone:

If to Domestic Company:

Address:

Telephone:

Attention:

11	Confidentiality

The Parties acknowledge and confirm that any oral or written information exchanged among them with respect to this Agreement constitutes confidential information. The Parties shall maintain the confidentiality of all such information. Without the prior written consent of the Party providing such information, none of the Parties shall disclose any confidential information to any third party, except in the following circumstances: (a) such information is or comes into the public domain (through no fault or disclosure by the receiving party); (b) information required by applicable laws or regulations or rules of any stock exchange to be disclosed; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transactions contemplated hereunder, and such legal counsel or financial advisor is also bound by duties of confidentiality similar to the duties set forth in this Article. Disclosure of any confidential information by any staff, employee or consultant of any Party shall be deemed as disclosure of such confidential information by such Party, for which the Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

12	Applicable Law and Dispute Resolution

12.1	The formation, validity, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by the PRC Law.

12.2

Any dispute arising from the interpretation and performance of this Agreement shall first be resolved through friendly consultations by the Parties. If the dispute fails to be resolved within thirty (30) days after one Party gives notice requesting consultations to the other Party, either Party may submit such dispute to China International Economic and Trade Arbitration Commission (hereinafter the “CIETAC”) for arbitration in Beijing in accordance with the then effective arbitration rules of the CIETAC. The arbitration tribunal shall consist of three (3) arbitrators who may or may not be on the CIETAC’s list of arbitrators, of which one arbitrator shall be selected by the Pledgee and one arbitrator shall be jointly selected by the Pledgors and the Domestic Company. The third arbitrator, who shall be the presiding arbitrator of the arbitration tribunal, and shall be jointly selected by the parties to the arbitration. The arbitration award shall be final and binding on all Parties.

12.3

During the existence of any dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute.

12.4

Notwithstanding the foregoing, the Parties agree that any of them may seek interim measures including property preservation in relation to the provisions of this Agreement or the Parties’ performance hereof from any court of competent jurisdiction.

13	Miscellaneous

13.1

The Pledgee may, upon notice to the Pledgors and the Domestic Company but without consent from the Pledgors and the Domestic Company, assign the Pledgee’s rights and/or obligations hereunder to any third party. The Pledgors or the Domestic Company may not, without Pledgee’s prior written consent, assign any rights, obligations and/or liabilities of the Pledgors or the Domestic Company hereunder to any third party. Successors or permitted assignees (if any) of the Pledgors and the Domestic Company shall be bound by, and continue to perform, the obligations of the Pledgors and the Domestic Company under this Agreement.

13.2

If the Pledgee assigns its rights hereunder to any third party (the “Assignee”) in accordance with this Agreement, the Pledgors, at the request of the Pledgee, shall execute a new equity pledge agreement with the Assignee based on the same terms and conditions as those in this Agreement, and shall complete relevant registration formalities with the SAMR in respect of such change of the pledgee.

13.3

The amount of Secured Debts determined by the Pledgee in exercising its rights over the Pledged Equity in accordance with the provisions contained herein shall be the conclusive evidence of the amount of the Secured Debts.

13.4	This Agreement is made in four (4) originals in Chinese. Each Party shall keep one (1) original version.

13.5	This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the Parties hereto.

13.6

No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the Parties. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any time subsequent to the execution hereof.

13.7

If any provision of this Agreement is deemed or becomes invalid, illegal or unenforceable, such provision shall be construed or deemed amended to conform to applicable laws so as to be valid and enforceable; or, if it cannot be so construed or deemed amended without materially altering the intention of the Parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

13.8

Upon the execution of this Agreement, each of the Pledgors shall respectively enter into a letter of authorization (the “Letter of Authorization”, the form of which is set forth in Appendix II hereto) to authorize a person acceptable to the Pledgee to sign, on behalf of such Pledgor and according to this Agreement, any and all legal documents necessary for the Pledgee to exercise its rights hereunder. Such Letter of Authorization shall be delivered to the Pledgee and the Pledgee may, at any time if necessary, require the Pledgors to respectively execute multiple copies of the Letter of Authorization and deliver the same to relevant government authority.

13.9

Each Party shall use all reasonable efforts to take and do, or cause to take and do, all such actions and things and shall execute and deliver all such other agreements, certificates, instruments and documents as may be necessary or desirable to give effect to the terms and intent of this Agreement and any ancillary documents. If required under any applicable laws, regulations or listing rules or required or deemed desirable by any stock exchange, government or other regulatory authority in connection with the initial public offering and listing of the shares in the Potential Listed Company (“IPO”) or the initial public offering and listing of the shares in any company which adopts a variable interest entity (VIE) structure (the “IPO Requirements”), each of the Pledgors and the Domestic Company agrees and undertakes to (a) take all such actions (including amendment to this Agreement and its appendices, any authorizations, documents and notices entered into or delivered in connection with this Agreement and the execution of additional documents) to comply with or, as applicable, meet the IPO Requirements, and (b) take all actions referred to in paragraph (a) above within 3 Working Days upon request of the Pledgee. For the purpose of this Article, “Potential Listed Company” means such other company which beneficially owns, whether directly or indirectly, the equity interests in the Pledgee and operates its business in the PRC through the Pledgee and the Domestic Company, as identified by the Pledgee or its actual controller and notified by the Pledgee to the other Parties as the Potential Listed Company under this paragraph.

13.10	This Agreement may be executed in several counterparts and all counterparts so executed shall together constitute one agreement. Any Party may execute this Agreement by executing any counterpart.

13.11	If there is any discrepancy between this Agreement and any agreement submitted to the SAMR for the purpose of the registration of the Equity Pledge, this Agreement shall prevail.

**REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date first written above.

Pledgee:	[Name of Pledgee]

(seal)
By: __________________________
Title: ____________________

Pledgors:
Chen QIAN
By: __________________________

Fei XU
By: __________________________

Domestic Company:	[Name of Domestic Company]

(seal)
By: ______________________
Title: _________________________

Signature Page of Equity Pledge Agreement

Appendix I

Basic Information of the Domestic Company

Company Name: [Name of Domestic Company]

Domicile:

Registered Capital:

Equity Structure: 100% held by Fei XU and Chen QIAN in the aggregate

Appendix I

Appendix II

Form of Letter of Authorization

Letter of Authorization

I, [name of the Pledgor] (ID Card No.: [    ]), hereby irrevocably authorize                (ID Card No.:                ) as my authorized representative, to sign all legal documents necessary for [Name of Pledgee], as the Pledgee, to exercise its rights under the Equity Pledge Agreement entered into by and among [Name of Pledgee], [Name of Domestic Company] and me on                .

                                                                                  By: _____________________________________

Appendix II